Eos Energy Enterprises Reports Second Quarter 2026 Financial Results and Tightens Full-Year Revenue Guidance • Post quarter end, booked a $100 million purchase order for Phase I of the Blanquilla project under Frontier Power USA’s (FPUSA) 2 GWh Capacity Reservation Agreement • Awarded Golden Dome for America contract and entered strategic partnership with the Department of War to deploy American-made long-duration energy storage for critical defense infrastructure • Expanded backlog to a record $807 million, up 25% sequentially, driven by orders from four new and two repeat customers • Secured $263 million in gross proceeds for FPUSA, exceeding the joint venture's initial equity target and expected to support more than $1 billion of deployable project capital • Generated $68.8 million in revenue; combined revenue over the last two quarters exceeded full- year 2025 revenue • Launched commercial production on Line 2 at the Thorn Hill facility, realizing an initial 10% improvement in battery cycle time compared to Line 1, with further optimization opportunities expected as production ramps • Surpassed 6.5 GWh of cumulative energy discharged by Eos technology, up nearly half a gigawatt- hour over the past three months, with projects totaling more than 200 MWh of incremental energy expected to begin operations by year-end 2026 • Tightened full-year 2026 revenue guidance to $300 million to $350 million, from the prior range of $300 million to $400 million, and is evaluating the timing of consolidating manufacturing operations into its Thorn Hill facility to drive efficiencies, enhance margins, and support long-term profitability Pittsburgh, PA – August 5, 2026 – Eos Energy Enterprises, Inc. (NASDAQ: EOSE) (“Eos” or the “Company”), America’s leading innovator in designing, manufacturing, and providing zinc-based long- duration energy storage (LDES) systems sourced and manufactured in the United States, today announced its financial results for the second quarter ended June 30, 2026. Second Quarter Highlights • Revenue totaled $68.8 million, a 351% year-over-year increase, driven by 207% higher cube deliveries. • Gross loss was $48.8 million, compared to $31.0 million in the prior-year period. Gross margin was negative 71%, improving 132 percentage points year over year and 7 percentage points sequentially. The improvement reflects increased production volumes and lower conversion costs, partially offset by temporary manufacturing underutilization as operations ramped across two facilities and higher project costs to support a growing installed base. • Adjusted gross loss, excluding stock-based compensation and depreciation, was $42.9 million. • Net loss attributable to shareholders totaled $275.7 million, primarily driven by mark-to-market fair value adjustments on certain liabilities, reflecting changes in the Company’s end-of-quarter stock price. • Adjusted EBITDA loss was $71.4 million, compared to an adjusted EBITDA loss of $51.6 million in the prior-year period. Adjusted EBITDA margin improved by 235 percentage points year over year and 16 percentage points sequentially, reflecting continued operational efficiencies and increased leverage on higher revenue. • Total cash of $364.1 million, including restricted cash, as of June 30, 2026. • Backlog of $807 million, representing 3.4 GWh, up 25% sequentially, with a commercial opportunity pipeline of $24.6 billion, as of June 30, 2026. “We delivered more revenue in the first half of 2026 than in all of 2025,” said Joe Mastrangelo, Chief Executive Officer of Eos. “The market wants a U.S. supplier of long-duration energy storage that can deliver at scale. Our focus now is converting that demand into profitable growth. The decisions we are making today, including the consolidation of manufacturing into Thorn Hill, are about building a lower-cost operation that can support that demand.”

2026 Revenue Outlook Eos is tightening its full-year 2026 revenue guidance to $300 million to $350 million, from its prior range of $300 million to $400 million. The revised outlook reflects the Company's evaluation of the timing associated with consolidating its production lines into a single manufacturing footprint in Thorn Hill. The consolidation initiative is expected to improve manufacturing efficiency, optimize capacity utilization, enhance margins, and strengthen the Company's long-term operating profile. Recent Business Highlights Frontier Power USA FPUSA exceeded its initial $250 million equity target, with approximately $263 million of gross proceeds raised from Eos, Cerberus Capital Management, and Hudson Bay Capital Management. With Eos’ Rights Offering now complete, the platform has secured the equity needed to advance its next phase of growth. These commitments, including the gross proceeds of the Rights Offering, are dedicated to FPUSA and will be used to fund project development at the joint venture. FPUSA is expected to have access to more than $1 billion of deployable project capital and has established a development pipeline totaling approximately 16 GWh. Approximately 5.0 GWh of projects have been acquired, selected, or are under active diligence, including approximately 1.8 GWh that are under construction or approaching notice to proceed. In anticipation of the formation of FPUSA, Eos generated $55.0 million of revenue in the second quarter from a pre-existing project executed using financing provided by an affiliate of Cerberus prior to the closing of the joint venture. The project contributed approximately 80% of total second quarter revenue and was contributed to FPUSA upon closing, which occurred on August 4, 2026. As of June 30, 2026, this project and FPUSA represented 49% of Eos' backlog volume. Commercial Momentum Commercial momentum remained strong during and after the quarter. Backlog increased to a record $807 million, up 25% sequentially and 20% year over year, driven by orders from four new customers and two repeat customers. During the quarter, Eos received the first purchase order supporting the 100 MW / 400 MWh Redbird project. Upon FPUSA closing on August 4, 2026, this purchase order was transferred to FPUSA, where it became part of the parties’ 2 GWh Capacity Reservation Agreement. Eos also expanded its international presence through a binding Master Supply Agreement with CAPAC Energy, establishing an exclusive distribution partnership across Germany, Austria, and Switzerland with an initial 750 MWh commitment and the potential to scale to 2 GWh through 2031. Subsequent to quarter end, Eos announced a strategic partnership with the Department of War and was awarded a contract supporting the Golden Dome for America initiative to deploy its Eos Z3™ zinc-based long-duration energy storage technology at a critical defense installation. The Company also received a $100 million purchase order from FPUSA for Phase I of the Blanquilla project. These milestones reflect continued commercial execution, expanding market opportunities, and growing demand for Eos' safe, American-made energy storage technology, further strengthening the Company's long-term growth outlook. Launch of Commercial Production at Eos’ New Thorn Hill Facility Eos launched commercial production on Battery Line 2 at its Thorn Hill facility in mid-June, on schedule and in line with prior expectations, expanding manufacturing capacity to support growing customer demand. The Company is currently operating one partial production shift as part of its planned ramp strategy and remains on track to reach full production capacity in the fourth quarter. During the quarter, Eos completed Site Acceptance Testing and commissioning across all sub-assembly operations, bringing the full automation online. Line 2 continues to demonstrate strong initial operational performance, with cycle times running approximately 10% faster on the battery line and 11% faster on the bipolar line compared to Line 1, reflecting continued improvements in manufacturing efficiency and throughput. Earnings Conference Call and Webcast Eos will host a conference call to discuss its second quarter 2026 results on August 5, 2026, at 8:30 a.m. ET. The live webcast of the earnings call will be available on the “Investor Relations” page of the Company’s website at Eos Investors or may be accessed using this link Eos Energy Second Quarter 2026 Earnings

Conference Call. To avoid delays, we encourage participants to join the conference call fifteen minutes ahead of the scheduled start time. The conference call replay will be available via webcast through Eos’ investor relations website for twelve months following the live presentation. The webcast replay will be available from approximately 11:30 a.m. ET on August 5, 2026, and can be accessed by visiting Eos Investors. About Eos Energy Enterprises Eos is accelerating the shift to American energy independence with positively ingenious solutions that transform how the world stores power. The Company’s BESS features the innovative Znyth™ technology, a proven chemistry with readily available non-precious earth components, that is the pre-eminent safe, non- flammable, secure, stable, and scalable alternative to conventional technology. The Company’s BESS is ideal for utility-scale, microgrid, commercial, and industrial long-duration energy storage applications (i.e., 4 to 16+ hours), and provides customers with significant operational flexibility to effectively address current and future increased grid demand and complexity. For more information about Eos (NASDAQ: EOSE), visit eose.com. Contacts Investors: ir@eose.com Media: media@eose.com Forward Looking Statements Except for the historical information contained herein, the matters set forth in this press release are forward- looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our expected revenue for the fiscal year ending December 31, 2026, our path to profitability and strategic outlook, statements regarding orders backlog and opportunity pipeline, statements regarding the joint venture, the transactions related thereto, and any anticipated benefits of the joint venture, statements regarding our expectation that we can continue to increase product volume on our state-of-the-art manufacturing lines, statements regarding our future expansion and its impact on our ability to scale up operations and increase margins, statements regarding the expected impact of DawnOSTM on efficiency operating costs, and grid coordination, statements regarding the launch of IndensityTM and our expectations for the architecture and its expected energy density, statements regarding our expectation that we can continue to strengthen our overall supply chain, statements that refer to outlook, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes adversely affecting the business in which we are engaged; our ability to forecast trends accurately; our ability to generate cash, service indebtedness and incur additional indebtedness; our ability to raise financing in the future; our ability to obtain stockholder approval of an increase to our authorized common stock; risks associated with the joint venture, including the risk that the joint venture will not be completed on the anticipated timeline or terms, or at all, and risks associated with FPUSA’s ability to develop, finance, construct and monetize projects; risks associated with the credit agreement with Cerberus, including risks of default, and dilution of outstanding common stock; our customers’ ability to secure project financing; the amount of final tax credits available to our customers or to Eos pursuant to the

Inflation Reduction Act, including potential impacts from any repeal or modifications of the legislation; the timing and availability of future funding under the Department of Energy Loan Facility; risks associated with the successful execution and expected benefits of any manufacturing consolidation initiatives; our ability to continue to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately; fluctuations in our revenue and operating results; competition from existing or new competitors; our ability to convert firm order backlog and pipeline to revenue; risks associated with security breaches in our information technology systems; risks related to legal proceedings or claims; risks associated with evolving energy policies in the United States and other countries and the potential costs of regulatory compliance; risks associated with changes to the U.S. trade environment; our ability to maintain the listing of our shares of common stock on NASDAQ; our ability to grow our business and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees; risks related to adverse changes in general economic conditions, including inflationary pressures and increased interest rates; risk from supply chain disruptions and other impacts of geopolitical conflict; changes in applicable laws or regulations; the possibility that Eos may be adversely affected by other economic, business, and/or competitive factors; other factors beyond our control; and other risks and uncertainties indicated. The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in the Company’s most recent filings with the Securities and Exchange Commission (the “SEC”), including the Company’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Should one or more of these risks or uncertainties materialize or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Key Metrics Backlog. Our backlog represents the amount of revenue that we expect to realize from existing agreements with our customers for the sale of our battery energy storage systems and performance of services. The backlog is calculated by adding new orders in the current fiscal period to the backlog as of the end of the prior fiscal period and then subtracting the shipments in the current fiscal period. If the amount of an order is modified or cancelled, we adjust orders in the current period and our backlog accordingly, but do not retroactively adjust previously published backlogs. There is no comparable U.S. GAAP financial measure to backlog. We believe that the backlog is a useful indicator regarding the future revenue of our Company. Pipeline. Our pipeline represents projects for which we have submitted technical proposals or non-binding quotes plus letters of intent (“LOI”) or firm commitments from customers. Pipeline does not include lead generation projects. Booked Orders. Booked orders are orders where we have legally binding agreements with a Purchase Order (“PO”) or Master Supply Agreement (“MSA”) executed by both parties. Non-GAAP Financial Measures To provide investors with additional information regarding our financial results, we have disclosed in this earnings release non-GAAP financial measures, including adjusted EBITDA and adjusted gross profit (loss), which are non-GAAP financial measures as defined under the rules of the SEC. These non-GAAP financial measures should be considered supplemental to, and not a substitute for or superior to, the financial measures of the Company’s calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes adjusted EBITDA and adjusted gross profit (loss) are useful measures in evaluating its financial and operational performance distinct and apart from financing costs, certain non-cash expenses and non-operational expenses. We believe that non-GAAP financial information, when taken collectively, may be helpful to our investors in assessing our operating performance. There are a number of limitations related to the use of these non- GAAP financial measures and their nearest GAAP equivalents. For example, the Company’s definitions of non-GAAP financial measures may differ from non-GAAP financial measures used by other companies. Below is a description of the non-GAAP financial information included herein as well as reconciliations to its most directly comparable GAAP measure. You should review the reconciliations below but not rely on any single financial measure to evaluate our business. Adjusted EBITDA is defined as earnings (net loss) attributable to Eos adjusted for interest expense, income tax, depreciation and amortization, non-cash stock-based compensation expense, change in fair value of debt and derivatives, debt extinguishment, and other non-cash or non-recurring items as determined by management which it does not believe to be indicative of its underlying business trends. Adjusted gross profit (loss) is defined as gross profit (loss) adjusted to exclude stock-based compensation, depreciation and amortization.

EOS ENERGY ENTERPRISES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2026	2025	2026	2025
Revenue	$ 13,741	$ 15,236	$ 70,704	$ 25,693
Revenue - related party	55,034	—	55,034	—
Total revenue	68,775	15,236	125,738	25,693
Cost of goods sold	117,576	46,189	218,966	81,185
Gross profit (loss)	(48,801)	(30,953)	(93,228)	(55,492)
Operating expenses				
Research and development expenses	10,505	7,201	21,224	14,038
Selling, general and administrative expenses	24,500	25,488	48,595	46,483
Loss from write-down of property, plant and equipment	5	205	76	766
Total operating expenses	35,010	32,894	69,895	61,287
Operating income (loss)	(83,811)	(63,847)	(163,123)	(116,779)
Other income (expense)				
Interest expense	(11,972)	(2,980)	(24,214)	(3,958)
Interest expense - related parties	—	(4,510)	—	(10,291)
Interest income	3,654	851	6,441	1,665
Change in fair value of debt - related party	(4,534)	31,615	(8,766)	25,682
Change in fair value of warrants	(22,585)	(57,936)	146,140	(12,011)
Change in fair value of derivatives	(70,447)	—	95,488	—
Change in fair value of derivatives - related parties	(50,546)	(76,455)	216,684	(41,869)
Loss on debt extinguishment	—	(49,063)	—	(49,063)
Loss on contingently issuable securities	(35,662)	—	(35,662)	—
Other income (expense)	206	(606)	203	(1,166)
(Loss) income before income taxes	$ (275,697)	$ (222,931)	$ 233,191	$ (207,790)
Income tax expense	13	6	18	11
Net (loss) income attributable to shareholders	$ (275,710)	$ (222,937)	$ 233,173	$ (207,801)
Remeasurement of Preferred Stock - related party	(130,558)	(21,385)	648,320	58,612
Down round deemed dividend	—	(4,456)	—	(4,456)
Net (loss) income applicable to common stock	$ (406,268)	$ (248,778)	$ 881,493	$ (153,645)

Other comprehensive (loss) income Change in fair value of debt - credit risk - related party $ (45,629) $ (6,224) $ (4,090) $ (6,224) Foreign currency translation adjustment (3) 14 (13) 21 Comprehensive (loss) income attributable to common shareholders $ (451,900) $ (254,988) $ 877,390 $ (159,848) Net income available to common shareholders $ (406,268) $ (248,778) $ 566,165 $ (153,645) Basic and diluted (loss) income per share attributable to common shareholders Basic $ (1.20) $ (1.05) $ 1.67 $ (0.66) Diluted $ (1.20) $ (1.05) $ (0.26) $ (0.66) Weighted average shares of common stock Basic 339,799,132 237,741,328 339,920,441 231,616,540 Diluted 339,799,132 237,741,328 531,673,873 231,616,540

EOS ENERGY ENTERPRISES, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) June 30, 2026 December 31, 2025 Balance sheet data Cash and cash equivalents $ 305,491 $ 567,992 Other current assets $ 208,509 $ 140,488 Property, plant and equipment, net $ 177,453 $ 114,415 Other assets $ 215,326 $ 62,302 Total assets $ 906,779 $ 885,197 Total liabilities $ 1,224,341 $ 1,762,517 Mezzanine equity - preferred stock $ 713,222 $ 1,361,542 Total deficit $ (1,030,784) $ (2,238,862) EOS ENERGY ENTERPRISES, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) Six Months Ended June 30, 2026 2025 Net cash used in operating activities $ (191,753) $ (95,046) Net cash used in investing activities (70,551) (11,959) Net cash provided by financing activities 1,808 186,820 Effect of exchange rate changes on cash, cash equivalents and restricted — (2) Net (decrease) increase in cash, cash equivalents and restricted cash (260,496) 79,813 Cash, cash equivalents and restricted cash, beginning of the period 624,566 103,362 Cash, cash equivalents and restricted cash, end of the period $ 364,070 $ 183,175

EOS ENERGY ENTERPRISES, INC.
UNAUDITED RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2026	2025	2026	2025
Revenue	$ 13,741	$ 15,236	$ 70,704	$ 25,693
Revenue - related party	55,034	—	55,034	—
Total revenue	68,775	15,236	125,738	25,693
Cost of goods sold	117,576	46,189	218,966	81,185
Gross profit (loss)	(48,801)	(30,953)	(93,228)	(55,492)
Gross profit (loss) margin %	(71.0)%	(203.2)%	(74.1)%	(216.0)%
Add:				
Stock-based compensation	516	503	1,023	1,523
Depreciation and amortization	5,416	2,632	10,296	5,026
Adjusted gross profit (loss)	$ (42,869)	$ (27,818)	$ (81,909)	$ (48,943)
Adjusted gross profit (loss) margin %	(62.3)%	(182.6)%	(65.1)%	(190.5)%

EOS ENERGY ENTERPRISES, INC.
UNAUDITED RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2026	2025	2026	2025
Net (loss) income	$ (275,710)	$ (222,937)	$233,173	$ (207,801)
add: Interest expense, net	8,318	6,639	17,773	12,584
add: Income tax expense	13	6	18	11
add: Depreciation and amortization	6,067	2,935	11,461	5,615
EBITDA (loss)	(261,312)	(213,357)	262,425	(189,591)
EBITDA (loss) margin %	(380)%	(1400)%	209%	(738)%
add: Stock based compensation	6,183	7,127	12,085	14,701
add (deduct): Change in fair value of derivatives	143,578	134,390	(458,312)	53,880
add (deduct): Change in fair value of debt	4,534	(31,615)	8,766	(25,682)
add: Loss on debt extinguishment	—	49,063	—	49,063
add: Other non-cash or non-recurring	35,662	2,766	35,662	2,766
Adjusted EBITDA (loss)	$ (71,355)	$ (51,626)	$ (139,374)	$ (94,863)
Adjusted EBITDA (loss) margin %	(104)%	(339)%	(111)%	(369)%